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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Anacor Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ANACOR PHARMACEUTICALS, INC.
1020 East Meadow Circle
Palo Alto, CA 94303-4230

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 30, 2012

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Anacor Pharmaceuticals, Inc., a Delaware corporation (also referred to as "we," "us," "Anacor," and the "Company"). The meeting will be held on Wednesday, May 30, 2012 at 7:30 a.m. local time at Anacor's headquarters at 1020 East Meadow Circle, Palo Alto, CA, 94303 for the following purposes:

  1.
  To elect our three nominees, Mark Leschly, Paul H. Klingenstein and William J. Rieflin, to the Board of Directors to hold office until the 2015 Annual Meeting of Stockholders.

  2.
  To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the accompanying proxy statement.

  3.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2012.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the proxy statement accompanying this Notice.

        The record date for the Annual Meeting is April 12, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on Wednesday, May 30, 2012 at 7:30 a.m. local time at Anacor's headquarters at 1020 East Meadow Circle, Palo Alto, CA, 94303.

The proxy statement and Annual Report on Form 10-K
are available at www.anacor.com.

                      By Order of the Board of Directors

                      Glen Y. Sato
                       Secretary

Palo Alto, California
April 18, 2012

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ANACOR PHARMACEUTICALS, INC.
1020 East Meadow Circle
Palo Alto, CA 94303-4230

PROXY STATEMENT
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

May 30, 2012

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        We have sent you these proxy materials because the Board of Directors (the "Board") of Anacor Pharmaceuticals, Inc. (also referred to as "we," "us," "Anacor," and the "Company") is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders (the "Annual Meeting"), including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

        We intend to mail these proxy materials on or about April 23, 2012 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

        The meeting will be held on Wednesday, May 30, 2012 at 7:30 a.m. local time at Anacor's headquarters at 1020 East Meadow Circle, Palo Alto, CA, 94303. Directions to the Annual Meeting may be found at www.anacor.com. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 12, 2012 will be entitled to vote at the Annual Meeting. On this record date, there were 31,500,601 shares of common stock outstanding and entitled to vote.

  Stockholder of Record:    Shares Registered in Your Name

        If on April 12, 2012 your shares were registered directly in your name with Anacor's transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

  Beneficial Owner:    Shares Registered in the Name of a Broker or Bank

        If on April 12, 2012 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

 What am I voting on?

        There are three matters scheduled for a vote:

  1.
  Election of our three nominees, Mark Leschly, Paul H. Klingenstein and William J. Rieflin, to the Board to hold office until the 2015 Annual Meeting of Stockholders;

  2.
  Advisory approval of the compensation of the Company's named executive officers, as disclosed in this proxy statement in accordance with Securities and Exchange Commission ("SEC") rules; and

  3.
  Ratification of selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2012.

What if another matter is properly brought before the meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are fairly simple:

  Stockholder of Record:    Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:00 p.m. PDT on May 29, 2012 to be counted.

  •
  To vote through the internet, go to www.envisionreports.com/anac to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:00 p.m. PDT on May 29, 2012 to be counted.

  Beneficial Owner:    Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Anacor. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

 How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 12, 2012.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of all three nominees for director, "For" the advisory approval of executive compensation and "For" the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

  Stockholder of Record:    Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the internet.

  •
  You may send a timely written notice that you are revoking your proxy to our Secretary at 1020 East Meadow Circle, Palo Alto, CA 94303-4230.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or internet proxy is the one that is counted.

  Beneficial Owner:    Shares Registered in the Name of Broker or Bank

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may submit proposals to the Board to be presented at the 2013 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 24, 2012, to our Secretary at 1020 East Meadow Circle, Palo Alto, CA 94303-4230.

        Our Amended and Restated Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, written notice must be received by the Secretary no later than the close of business on Friday, March 1, 2013 or earlier than the close of business on Wednesday, January 30, 2013.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes; and, with respect to other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of NASDAQ, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the three nominees receiving the most "For" votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" or "Withheld" will affect the outcome.

  •
  Proposal No. 2, advisory approval of the compensation of the Company's named executive officers, will be considered to be approved if it receives "For" votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you

    "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal No. 3, ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for year ending December 31, 2012 must receive "For" votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 31,500,601 shares outstanding and entitled to vote. Thus, the holders of 15,750,301 shares must be present in person or represented by proxy at the meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

        The proxy statement and Annual Report on Form 10-K are available at www.anacor.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains forward-looking statements. The forward-looking statements are contained principally in the section entitled "Compensation Discussion and Analysis." These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.

        Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential," or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including those outlined in our Annual Report on Form 10-K for the year ended December 31, 2011. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this proxy statement and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board is divided into three classes: Class I, Class II and Class III, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        The Board presently has six members. There are three directors in Class II whose term of office expires in 2012. Each of the nominees for election to Class II, Mark Leschly, Paul H. Klingenstein and William J. Rieflin, is currently a director of the Company. Mssrs. Leschly and Klingenstein were previously elected by the stockholders. Mr. Rieflin was appointed to the Board in March 2011. If re-elected at the Annual Meeting, each of these nominees would serve until the 2015 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to encourage directors and nominees for director to attend the Annual Meeting.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

        The following is a brief biography as of March 31, 2012 of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2015 ANNUAL MEETING—CLASS II

        Mark Leschly, age 43, our Chairman, has served as a member of our Board since 2002. Since July 1999, Mr. Leschly has been a managing partner with Rho Capital Partners, Inc., an investment and venture capital management company. Previously, Mr. Leschly was an Associate and then a general partner of HealthCare Ventures, L.P., a venture capital management company, from 1994 through 1999. Mr. Leschly previously served as a director of Verenium Corporation, NitroMed, Inc., Senomyx, Inc. and Tercica, Inc., and he is on the board of a number of private companies. Mr. Leschly received an A.B. from Harvard University and an M.B.A. from the Stanford Graduate School of Business. The Nominating and Corporate Governance Committee believes that Mr. Leschly's experience in venture capital and in investing in life sciences companies is valuable to our Board. In addition, the Nominating and Corporate Governance Committee believes that Mr. Leschly's prior service on several public company boards has given him experience in corporate governance matters, which is valuable in his position as Chairman of our Board.

        Paul H. Klingenstein, age 56, has served as a member of our Board since 2002. He is the managing partner of Aberdare Ventures, a venture capital firm which he founded in 1999. Formerly, he was a partner of Accel Partners. Earlier he was an employee of Warburg Pincus and an advisor to the Rockefeller Foundation. Mr. Klingenstein is currently a director of EnteroMedics Inc. and several private companies. He is a former director of Aviron, Glycomed Inc., Isis Pharmaceuticals, Inc., Pharmion Corporation, Viagene, Inc., Xomed Inc., and several private companies and is Board Chairman of the International AIDS Vaccine Initiative. He received an A.B. from Harvard University and an M.B.A. from the Stanford Graduate School of Business. The Nominating and Corporate

Governance Committee believes that Mr. Klingenstein's experience in venture capital and in investing in life sciences companies is valuable to our Board.

        William J. Rieflin, age 52, has served as a member of our Board since March 2011. Since September 2010, he has been the Chief Executive Officer and a director of NGM Biopharmaceuticals, Inc., a biotechnology company. From 2004 until 2010, he served as President of XenoPort, Inc., a biotechnology company focused on the discovery and development of transported prodrugs. From 1996 to 2004, he held various positions with Tularik Inc., a biotechnology company focused on the discovery and development of product candidates based on the regulation of gene expression, the most recent of which was Executive Vice President, Administration, Chief Financial Officer, General Counsel and Secretary. Amgen Inc., a biotechnology company, acquired Tularik in 2004. Mr. Rieflin is currently a director of XenoPort, Inc. and NGM Biopharmaceuticals, Inc. Mr. Rieflin received a B.S. from Cornell University, an M.B.A. from the University of Chicago Graduate School of Business and a J.D. from Stanford Law School. The Nominating and Corporate Governance Committee believes that Mr. Rieflin's management, operational and financial experience at multiple biopharmaceutical companies is valuable to our Board. Mr. Rieflin's experience qualifies him to serve as an "audit committee financial expert" (as that term is defined in Item 407(d)(5) of Regulation S-K) and to provide oversight of our financial strategies.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2013 ANNUAL MEETING—CLASS III

        Lucy Shapiro, Ph.D., age 71, one of our co-founders, has served as a member of our Board since our inception in 2000. She is also the co-chair of our scientific advisory board. Dr. Shapiro, the Virginia and D.K. Ludwig Professor of Cancer Research and Director of the Beckman Center for Molecular and Genetic Medicine in the School of Medicine at Stanford University, has been at Stanford University since 1989. Dr. Shapiro is a Fellow of the American Association for the Advancement of Sciences and has been elected to the National Academy of Sciences, the American Academy of Microbiology, the American Academy of Arts and Sciences and the Institute of Medicine of the National Academy of Sciences for her work in the fields of molecular biology and microbiology. She was elected to the American Philosophical Society and received the Selman Waksman Award from the National Academy of Sciences in 2005 and in 2009 was given the Gairdner International Award, considered one of the most prestigious awards in biomedical science. In 2010, she was presented with the Abbott Lifetime Achievement Award. Dr. Shapiro is currently a non-executive director of Gen-Probe, Inc., and she was a non-executive director of GSK from 2001 to 2006. She received a B.S. from Brooklyn College and a Ph.D. in molecular biology from the Albert Einstein School of Medicine. The Nominating and Corporate Governance Committee believes that Dr. Shapiro's extensive scientific expertise and knowledge of our boron chemistry platform are valuable to our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2014 ANNUAL MEETING—CLASS I

        David P. Perry, age 44, has served as our President and Chief Executive Officer since March 2002 and has been a member of our Board since April 2002. In 1997, Mr. Perry founded Chemdex Corporation, a business-to-business marketplace company that focused on the life sciences industry, which was acquired by NexPrise Inc., and until 2001 served as its Chief Executive Officer. In 1995, Mr. Perry co-founded ViroGen, Inc., a biotech company based in Boston. Mr. Perry currently serves on the board of directors of the Infectious Disease Research Institute, a not-for-profit organization. Mr. Perry has a B.S. from the University of Tulsa and an M.B.A. from Harvard Business School. The Nominating and Corporate Governance Committee believes that Mr. Perry's extensive experience with our Company, which is a consequence of his long tenure as President and Chief Executive Officer, brings necessary historic knowledge and continuity to our Board. In addition, the Nominating and

Corporate Governance Committee believes that his experiences prior to joining us provided him with operational and industry expertise that are important to our Board.

        Anders D. Hove, M.D., age 46, has served as a member of our Board since 2005. Dr. Hove is a general partner of Venrock Associates, a venture capital firm, which he joined in January 2004. From 1996 to 2004, Dr. Hove was a fund manager at BB Biotech Fund, an investment firm, and from 2002 to 2003 he also served as Chief Executive Officer of Bellevue Asset Management, LLC, an investment company. Dr. Hove is a member of the board of directors of World Heart Corporation, Alimera Sciences, Inc. and a number of private companies. He received an M.Sc. from the Technical University of Denmark, an M.D. from the University of Copenhagen and an M.B.A. from the Institut Européen d'Administration des Affaires, or INSEAD. The Nominating and Corporate Governance Committee believes that Dr. Hove's experience in venture capital and in investing in life sciences companies, as well as his medical background, are valuable to our Board.

DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the NASDAQ Stock Market ("NASDAQ") listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Hove, Mr. Klingenstein, Mr. Leschly, Mr. Rieflin and Dr. Shapiro. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

        Mr. Perry, the Company's President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

BOARD LEADERSHIP STRUCTURE

        Our Board has an independent Chairman, Mr. Leschly, who has authority, among other things, to preside over Board meetings, including meetings of the independent directors. Accordingly, the Board Chairman has substantial ability to shape the work of our Board. We currently believe that separation of the roles of Board Chairman and Chief Executive Officer reinforces the independence of our Board in its oversight of the business and affairs of our Company. In addition, we currently believe that having an independent Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of our Board to monitor whether management's actions are in the best interests of the Company and its stockholders. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. Accordingly, the Board may periodically review its leadership structure.

ROLE OF THE BOARD IN RISK OVERSIGHT

        One of the Board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors legal matters involving financial exposure and compliance with legal and regulatory requirements regarding the Company's financial statements or accounting policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In addition, the Board meets with certain members of our executive team, including the heads of our business, compliance and regulatory functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board met 11 times during the year ended December 31, 2011. All directors attended or participated in at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during the portion 2011 for which they were directors or committee members, except Mr. Markham. Mr. Markham attended or participated in at least 75% of the aggregate number of meetings of the Board and of the Compensation Committee; however, he joined the Audit Committee in November 2011 and did not participate in the one Audit Committee meeting held in 2011 following his appointment to that committee. Mr. Markham resigned from the Board on February 29, 2012.

        As required under applicable NASDAQ listing standards, in 2011, the Company's independent directors met two times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2011 for each of the Board committees:

Name	Audit(1)		Compensation		Nominating and Corporate Governance
Zhi Hong, Ph.D.(2)
Anders D. Hove, M.D.(3)	X		X
Paul H. Klingenstein(5)	X		X		X	*
Mark Leschly	X		X		X
Richard J. Markham(3)	X		X	*
David P. Perry
William J. Rieflin(4)(5)	X	*
Lucy Shapiro, Ph.D.					X
Total meetings in 2011	7		2		1

*
Committee Chair

(1)
Effective November 1, 2011, Mr. Markham was appointed to the Audit Committee and Dr. Hove and Mr. Leschly resigned from the Audit Committee. On February 29, 2012, Mr. Markham resigned from the Board and as a member of the Audit Committee. The current members of the Audit Committee are Messrs. Klingenstein and Rieflin.

(2)
Dr. Hong resigned from the Board on May 25, 2011.

(3)
On February 29, 2012, Mr. Markham resigned from the Board and as Chair of the Compensation Committee and Dr. Hove was appointed Chair of the Compensation Committee.

(4)
Mr. Rieflin joined the Board and was appointed Chair of the Audit Committee on March 31, 2011.

(5)
On April 9, 2012, Mr. Klingenstein resigned from the Compensation Committee and Mr. Rieflin was appointed to the Compensation Committee. The current members of the Compensation Committee are Dr. Hove and Messrs. Leschly and Rieflin.

        Below is a description of each committee of the Board.

        The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee have authority to engage legal counsel or other experts or consultants, as they deem appropriate to carry out their responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee: evaluates the independent registered public accounting firm's qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements; reviews with management and the independent auditors the disclosures contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic reports to be filed with the SEC; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our critical accounting policies and estimates; reviews with management and the independent auditors our guidelines and policies with respect to risk assessment and risk management; reviews with management and the independent auditors earnings press releases; reviews and approves any material related-party transactions; and reviews the Audit Committee charter and the Audit Committee's performance from time to time.

        The current members of our Audit Committee are Messrs. Klingenstein and Rieflin, with Mr. Rieflin serving as the Chair of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. The Board has determined that Mr. Rieflin qualifies as an "audit committee financial expert" as defined under the applicable rules and regulations of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. The Board made a qualitative assessment of Mr. Rieflin's level of knowledge and experience based on a number of factors, including his experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements. The Board has determined that, for purposes of the Audit Committee, Messrs. Klingenstein and Rieflin are independent directors as defined under the applicable rules and regulations of the SEC and NASDAQ. The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis. The Audit Committee met seven times during the year ended December 31, 2011. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and which is available to stockholders on our website at http://investor.anacor.com/governance.cfm; however, information found on our website is not incorporated by reference into this proxy statement.

Report of the Audit Committee of the Board of Directors

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2011 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

                      Mr. William J. Rieflin, Chair
                      Mr. Paul H. Klingenstein

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

 Compensation Committee

        Our Compensation Committee reviews and approves policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our executive officers, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee will review its charter and the performance of the Compensation Committee from time to time. The Compensation Committee also reviews and discusses with management the Company's disclosures contained under the caption "Compensation Discussion and Analysis" for use in any of the Company's annual reports on Form 10-K, registration statements, proxy statements or information statements.

        The current members of our Compensation Committee are Dr. Hove and Messrs. Leschly and Rieflin, with Dr. Hove serving as the Chair of the Compensation Committee. Each of the members of the Compensation Committee is independent under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee met two times during the year ended December 31, 2011. The charter of the Compensation Committee is available to stockholders on our website at http://investor.anacor.com/governance.cfm; however, information found on our website is not incorporated by reference into this proxy statement.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        For the past two years, the Compensation Committee engaged Compensia, Inc. ("Compensia") as compensation consultants. Compensia is a well-known and respected management consulting firm that provides executive compensation advisory services to compensation committees and senior management of knowledge-based companies. In 2011, the Compensation Committee requested that Compensia:

  •
  evaluate the efficacy of the Company's existing compensation strategy and practices in supporting and reinforcing the Company's long-term strategic goals; and

  •
  assist in refining the Company's compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

        The Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at peer group companies.

        The specific determinations of the Compensation Committee with respect to executive compensation for 2011 are described in greater detail in the "Compensation Discussion and Analysis" section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

        As noted above, the current members of our Compensation Committee are Dr. Hove and Messrs. Leschly and Rieflin. None of the members of our Compensation Committee has at any time during the past three years been one of our officers or employees. None of our executive officers currently serves or in the prior three years has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

                      Dr. Anders D. Hove, Chair
                      Mr. Paul H. Klingenstein*
                      Mr. Mark Leschly
                      Mr. William J. Rieflin**

*
Mr. Klingenstein resigned from the Compensation Committee on April 9, 2012.
**
Mr. Rieflin was appointed to the Compensation Committee on April 9, 2012.

        The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

 Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships, including individuals nominated by stockholders in proposals that contain sufficient background information concerning the nominee to enable proper judgment to be made as to the nominee's qualifications, the size and composition of our Board and director compensation. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing, reporting and making recommendations to our Board concerning governance matters. The Nominating and Corporate Governance Committee will periodically review, discuss and assess the performance of our Board, including Board committees. The Nominating and Corporate Governance Committee will review its charter and the performance of the Nominating and Corporate Governance Committee from time to time.

        The current members of our Nominating and Corporate Governance Committee are Messrs. Leschly and Klingenstein and Dr. Shapiro. Mr. Klingenstein is the Chair of the committee. Each of the members of our Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of NASDAQ. The Nominating and Corporate Governance Committee met one time during the year ended December 31, 2011. The charter of the Nominating and Corporate Governance Committee is available to stockholders on our website at http://investor.anacor.com/governance.cfm; however, information found on our website is not incorporated by reference into this proxy statement.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Company's Secretary at the following address: Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230 not later than the close of business on Friday, March 1, 2013 nor earlier than the close of business on Wednesday, January 30, 2013. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company's stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to Secretary, Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230. Any such communication must state the number of shares owned by the security holder making the communication. All communications will be reviewed by our Secretary and, if requested by the security holder, forwarded to the Board or an individual director, as applicable. Our Secretary reserves the right not to forward to the Board or any individual director any unduly frivolous, hostile, threatening or similarly inappropriate materials.

CODE OF ETHICS

        The Company has adopted the Anacor Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company's website at http://investor.anacor.com/governance.cfm. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

DIRECTOR COMPENSATION

        Commencing in 2011, non-employee directors that elected to participate received annual cash retainers as follows:

  •
  $25,000 for each non-employee director;

  •
  an additional $25,000 for the Chairman of the Board;

  •
  an additional $20,000 per year for the Chair of the Audit Committee;

  •
  an additional $10,000 per year for the Chair of the Compensation Committee;

  •
  an additional $7,500 per year for the Chair of the Nominating and Governance Committee;

  •
  $2,000 for each board meeting attended in person and $1,000 for each board meeting attended by telephone; and

  •
  $1,500 for each committee meeting attended in person and $750 for each committee meeting attended by telephone.

        On March 31, 2011, each existing non-employee director that elected to participate was granted a one-time initial option to purchase 30,000 shares of our common stock with a grant date closing price of $6.92 per share. These option grants vest annually in three equal installments measured from the anniversary of the vesting commencement date, which is January 1, 2011, except for Mr. Rieflin for whom it is March 31, 2011. Each new non-employee director, upon election to our Board, will be granted an option to purchase 30,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the date of grant. This initial option grant will vest in a series of three equal annual installments measured from the date of grant.

        Additionally, on the date of our 2011 Annual Meeting of Stockholders held on May 25, 2011, each non-employee director that elected to participate was granted an option to purchase 15,000 shares of our common stock (24,000 shares if the individual served as Chairman of our Board) if the individual had served on our Board for 6 months or longer as of such date, or 7,500 shares of our common stock if the individual had served on our Board for less than 6 months as of such date, in each case, with a grant date closing price of $6.74 per share. The shares vest in a series of 12 equal monthly installments measured from the date of grant.

        For 2012, on the date of our 2012 Annual Meeting of Stockholders, each non-employee director will be granted an option on such date to purchase 12,500 shares of our common stock (15,000 shares if the individual is Chairman of our Board) if the individual has served on our Board for 6 months or longer as of such date, or 6,250 shares of our common stock if the individual has served on our Board for less than 6 months as of such date, in each case, with an exercise price equal to the closing price of our common stock on the date of grant. The shares subject to each such annual award will vest in a series of 12 equal monthly installments measured from the date of grant.

        We are party to a change of control agreement with Dr. Shapiro, which provides that in the event of a change of control, all unvested stock options and restricted stock then held by her will accelerate and vest as of the date immediately prior to the effective date of the change of control. We entered into this agreement with Dr. Shapiro in recognition of her unique role with us as one of our co-founders and as co-chair of our scientific advisory board. Our Board concluded that the change of control provisions served as appropriate incentives to encourage her further contribution and ongoing advice.

        The following table shows for the year ended December 31, 2011 certain information with respect to the compensation of all non-employee directors of the Company:

DIRECTOR COMPENSATION FOR 2011

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Mark Leschly	73,250	240,201	—		313,451
Zhi Hong, Ph.D.(3)	—	—	—		—
Anders D. Hove, M.D.(4)	51,250	201,920	—		253,170
Paul H. Klingenstein	54,000	201,920	—		255,920
Richard J. Markham(5)	50,500	201,920	—		252,420
William J. Rieflin(6)	50,500	170,018	—		220,518
Lucy Shapiro, Ph.D.	43,250	201,920	10,000	(7)	255,170

(1)
Amounts shown in this column do not reflect the cash amounts actually received by our directors. The amounts included in the "Option Awards" column represent the grant date fair value of options granted to certain of our non-employee directors in 2011 calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. In 2011, the aggregate number of stock options granted to each director named in the table above is as follows: 54,000 shares for Mr. Leschly; 45,000 shares each for Dr. Hove, Mr. Klingenstein, Mr. Markham and Dr. Shapiro; and 37,500 shares for Mr. Rieflin.

(2)
As of December 31, 2011, the aggregate number of stock options held by each director named in the table above is as follows: 54,000 shares for Mr. Leschly; 45,000 shares each for Dr. Hove, Mr. Klingenstein and Mr. Markham; 37,500 shares for Mr. Rieflin; and 50,334 shares for Dr. Shapiro.

(3)
In 2011, Dr. Hong elected not to accept any future compensation or stock awards for his board service. Dr. Hong resigned from the Board on May 25, 2011.

(4)
In 2011, Dr. Hove's director compensation was paid directly to Venrock Partners Management, LLC, a general partner of the Venrock IV Funds, which is an entity of Venrock Associates, as described in the "Security Ownership of Certain Beneficial Owners and Management" section of this proxy statement.

(5)
Mr. Markham resigned from the Board on February 29, 2012.

(6)
Mr. Rieflin joined the Board on March 31, 2011.

(7)
In 2011, Dr. Shapiro received fees of $5,000 for her participation on our scientific advisory board and $5,000 for her participation on our clinical advisory board.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company's stockholders are now entitled to vote to approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement in accordance with SEC rules. At our 2011 Annual Meeting of Stockholders held on May 25, 2011, our stockholders did not indicate a majority preference for how frequently we will include a non-binding stockholder advisory vote on the compensation of our named executive officers in our proxy materials. Our Board has determined that it is in the best interests of our stockholders to solicit a non-binding stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a "say-on-pay-vote," every year. Accordingly, this year, the Company is again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement.

        The compensation of the Company's named executive officers subject to the vote is disclosed in the "Executive Compensation" section contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders' interests. Compensation of the Company's named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

        The Company has adopted a performance-based compensation strategy that is intended to focus our named executive officers on the achievement of near-term corporate goals as well as long-term strategic objectives. The Compensation Committee is responsible for evaluating and administering our compensation programs and practices to ensure that they properly incentivize our work force and appropriately drive corporate performance while remaining competitive with comparable life sciences companies competing in our labor market.

        Highlights of our executive compensation program include:

  •
  A mixture of salary and incentive compensation that provides for a significant portion of executive compensation to be "at-risk" and dependent on our performance as a company; and

  •
  Checks and balances within our compensation packages to balance focus on both short- and long-term goals, encouraging executives to focus on the health of the Company both during the immediate year and for the future.

        Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company's named executive officers as described in this proxy statement by casting a non-binding advisory vote "FOR" the following resolution:

          "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the "Executive Compensation" section in the proxy statement is hereby APPROVED."

        Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

        Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

        Unless the Board modifies its policies regarding the frequency of soliciting say-on-pay-votes, the next scheduled say-on-pay-vote will be at the 2013 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to the Company for the years ended December 31, 2011 and 2010, by Ernst & Young LLP, the Company's principal accountant.

	Year Ended
	2011	2010
Audit fees	$645,717	$1,187,361
Audit-related fees	56,500	—
Tax fees	23,000	—
All other fees	—	—

Total fees	$725,217	$1,187,361

        Audit fees include fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements, including filing our Registration Statement on Form S-1 for our initial public offering ("IPO"), and services provided in connection with the concurrent private placement of our common stock in 2010, filing our Registration Statement on Form S-3 in 2011 and issuance of consents relating to registration statement filings with the SEC, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. Audit-related services in 2011 were for technical consultations related to complex accounting matters that we were evaluating. Tax fees in 2011 include services that were associated with tax compliance, tax planning and tax advice. We did not incur any other fees in 2011 and 2010. All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm, Ernst & Young LLP. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

MANAGEMENT

Executive Officers of the Company

        The following table sets forth certain information about our executive officers as of March 31, 2012:

Name	Age	Position
David P. Perry	44	President and Chief Executive Officer, Director
Geoffrey M. Parker	47	Senior Vice President, Chief Financial Officer
Irwin A. Heyman, Ph.D.	70	Senior Vice President, Drug Development
Kirk R. Maples, Ph.D.	53	Senior Vice President, Program Management
Jacob J. Plattner, Ph.D.	65	Senior Vice President, Research

        David P. Perry has served as our President and Chief Executive Officer since March 2002 and has been a member of our Board since April 2002. In 1997, Mr. Perry founded Chemdex Corporation, a business-to-business marketplace company that focused on the life sciences industry, which was acquired by NexPrise Inc., and until 2001 served as its Chief Executive Officer. In 1995, Mr. Perry co-founded ViroGen, Inc., a biotech company based in Boston. Mr. Perry currently serves on the board of directors of the Infectious Disease Research Institute, a not-for-profit organization. Mr. Perry has a B.S. from the University of Tulsa and an M.B.A. from Harvard Business School.

        Geoffrey M. Parker has served as our Senior Vice President and Chief Financial Officer since September 2010. From December 2009 to September 2010, Mr. Parker provided consulting services to us, including serving as our Interim Chief Financial Officer from April 2010 to September 2010. From July 2009 to July 2010, Mr. Parker served in a consulting capacity as the Chief Business Officer of InteKrin Therapeutics, a privately held biopharmaceutical company in Los Altos, California. From 1997 to April 2009, Mr. Parker was a Vice President, then Managing Director and finally Partner at the global investment banking and securities firm Goldman Sachs Group, Inc., leading their West Coast Healthcare Investment Banking practice during this time. Mr. Parker also served in various capacities with Goldman Sachs Group, Inc. from 1990 to 1995 and 1986 to 1988. From 1995 to 1997, Mr. Parker was Vice President at Feibusch & Co., a venture capital firm in Larkspur, California. Mr. Parker is currently a member of the board of directors of ChemoCentryx, Inc., a clinical-stage biopharmaceutical company. Mr. Parker received an A.B. from Dartmouth College in Engineering Sciences and Economics and an M.B.A. from Stanford Graduate School of Business.

        Irwin A. Heyman, Ph.D., has served as our Senior Vice President, Drug Development since March 2011, after serving as our Senior Vice President, Product Development from August 2008 to March 2011 and our Vice President, Toxicology from January 2006 to August 2008. From September 2003 to December 2005, Dr. Heyman was Executive Vice President, Drug Development, for KineMed, Inc., a pharmaceutical research and development company. From April 2001 to August 2003, Dr. Heyman served as the Chief Operating Officer of Biophiltre, Inc., a medical device company. From 1997 to 2001, he served as the Senior Vice President, Product Development for Pherin Pharmaceuticals, Inc. From 1985 to 1995, he held various positions of increasing responsibility with Syntex Corporation, a specialty pharmaceutical company, including Vice President, Institute of Pathology, Toxicology and Drug Metabolism, Vice President, Drug Evaluation, and Vice President, Preclinical Product Safety and Development. Prior to Syntex, Dr. Heyman also held various positions of increasing responsibility at Abbott Laboratories, a pharmaceutical company, including Director of Toxicology. Dr. Heyman received a B.S. from the University of Maryland, School of Pharmacy and a Ph.D. in pharmacology from the University of Maryland, School of Medicine.

        Kirk R. Maples, Ph.D., has served as our Senior Vice President, Program Management since January 2007, after serving as our Vice President, Preclinical Development from August 2002 to January 2007. From December 2001 to August 2002, Dr. Maples worked with Anacor as part of his responsibilities as a consultant to the Defense Advanced Research Projects Agency, or DARPA. Prior to joining DARPA as a consultant in 2001, Dr. Maples was Senior Vice President, Research of Centaur Pharmaceuticals, Inc., a pharmaceutical research and development company, where he served in senior management positions with research oversight since 1993. He was a Clinical Assistant Professor at the University of New Mexico College of Pharmacy from 1991 to 1993. Dr. Maples received a B.S. from the University of Missouri at Kansas City and a Ph.D. in inorganic chemistry from Duke University.

        Jacob J. Plattner, Ph.D., has served as our Senior Vice President, Research since January 2007, after serving as our Vice President, Research from February 2004 to January 2007. From 1998 to 2004, Dr. Plattner was Vice President of Small Molecule Discovery Research at Chiron Corporation, a biopharmaceutical company. Prior to joining Chiron, Dr. Plattner held managerial and research positions in chemistry and pharmaceutical research with Abbott Laboratories, a pharmaceutical company, from 1977 to 1998. Dr. Plattner received a B.S. from the University of Illinois and a Ph.D. in organic chemistry from the University of California, Berkeley.

Key Employee of the Company

        As of March 31, 2012, we have one key employee, Lee T. Zane, M.D., M.A.S., age 42. Dr. Zane has served as our Vice President, Clinical Development since August 2008, after serving as our Medical Director from January 2008 to August 2008. From July 2003 to December 2007, he was Assistant Professor of Clinical Dermatology at University of California, San Francisco (UCSF), where he also served as the Director of both the Mt. Zion Dermatology Clinical Research Unit and the Acne Specialty Practice. Dr. Zane received a B.A. from Colgate University, an M.D. from Stanford University, and a Master of Advanced Study (M.A.S.) in Clinical Research degree from UCSF. Dr. Zane is a board-certified dermatologist and an Assistant Clinical Professor of Dermatology and Epidemiology and Biostatistics at UCSF.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        We have adopted a performance-based compensation strategy that is intended to focus our executive officers on the achievement of near-term corporate goals as well as long-term strategic objectives. The Compensation Committee of our Board is responsible for evaluating and administering our compensation programs and practices to ensure that they properly incentivize our work force and appropriately drive corporate performance while remaining competitive with comparable life sciences companies competing in our labor market. Our Compensation Committee reviews and approves all of our compensation policies, including executive officer salaries and bonuses, and recommends, for approval by our Board, equity incentive compensation. For the year ended December 31, 2011, we have determined that our named executive officers were David P. Perry, our President and Chief Executive Officer, Geoffrey M. Parker, our Senior Vice President and Chief Financial Officer, Irwin A. Heyman, our Senior Vice President, Drug Development, Kirk R. Maples, our Senior Vice President, Program Management and Jacob J. Plattner, our Senior Vice President, Research.

Objectives of our Executive Compensation Programs

        Our compensation programs for our named executive officers are designed to achieve the following objectives:

  •
  attract, engage and retain exceptionally talented and highly experienced executive officers in the competitive and dynamic life sciences industry;

  •
  motivate and reward executive officers whose knowledge, skills and performance contribute to our success;

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  encourage and inspire our executive officers to achieve key corporate strategic objectives by linking incentive award opportunities to the achievement of individual and company-wide short- and long-term goals; and

  •
  align the interests of our executives and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases.

        We do not believe that our compensation policies and practices, for either our executive or our non-executive employees, are reasonably likely to give rise to risks that would have a material adverse effect on the Company.

Our Executive Compensation Programs

        The components of our executive compensation program consist primarily of base salary, quarterly and annual cash incentive bonuses, equity awards, broad-based benefits programs and severance compensation. We use an array of short-term compensation components (such as base salaries and cash incentive bonuses) and long-term compensation components (such as equity incentive compensation) to provide an overall compensation structure that is designed to both attract and retain key executives as well as provide incentives for the achievement of short- and long-term corporate goals and objectives. Our Compensation Committee uses its judgment and experience along with the recommendations of our Chief Executive Officer (except in connection with his own compensation) to determine the appropriate mix of long-term and short-term compensation elements for each executive officer. Our Compensation Committee analyzes each of the primary elements of our compensation program to ensure that our executive officers' overall compensation is competitive with executive officers with similar positions at comparable life sciences companies in our labor market based on the recommendations of our Chief Executive Officer, analysis and input from our compensation consultant and our directors' experience and knowledge within the life sciences industry. Additionally, upon the recommendation of our Compensation Committee, our Board also approves specific performance goals and metrics applicable to performance-based compensation for our executive officers and approves stock option grants. Consistent with the objectives of our compensation program, the Compensation Committee applies the elements of our compensation program to position compensation to our named executive officers as a group competitively with respect to comparable life sciences companies while individualizing compensation elements for each executive officer in light of his respective performance, responsibilities, experience in his position and his potential contributions to our future growth. Accordingly, we have in the past and may in the future provide our Chief Executive Officer or other executive officers with compensation awards that may be significantly different from other executive officers.

        Our Compensation Committee has adopted a pay-for-performance compensation philosophy and works within the general framework of this philosophy to determine each component of an executive officer's compensation package based on numerous factors, including:

  •
  performance, including achievement of goals and objectives, and other expectations for the position and the individual;

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  the individual's particular background and relevant expertise, including training and prior relevant work experience;

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  the individual's role with us and the compensation paid to similar officers at other life sciences companies with which our Compensation Committee members are familiar;

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  the demand and competition for the position in the marketplace;

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  comparison to other executive officers within our Company having similar levels of expertise and experience; and

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  the recommendations of our Chief Executive Officer (except in connection with his own compensation).

        Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element serves each of our objectives.

        On an annual basis our Compensation Committee meets to review the performance of our Chief Executive Officer and our other executive officers. At these meetings, the Compensation Committee typically invites our Chief Executive Officer to participate in the discussion (excluding the Chief Executive Officer when the discussion pertains to the Chief Executive Officer) and the Compensation Committee seeks our Chief Executive Officer's input on progress against specific company-wide and individual performance goals and the overall performance of each of our executive officers. In addition, periodically throughout the year, our Compensation Committee meets to review and decide compensation matters. At our Board meetings, the Compensation Committee reports its findings and decisions. From time to time, the Compensation Committee seeks additional input from the other non-employee directors who are not on the Compensation Committee. In addition, on occasion, rather than making a final decision, the Compensation Committee has made a recommendation to our full Board for final approval (excluding the Chief Executive Officer if the recommendation pertains to the Chief Executive Officer's compensation).

        Our Compensation Committee engaged Compensia to assist us in obtaining and analyzing compensation data that would be relevant for our executive compensation program. In 2011, we established a peer group of companies of similar size and scope to us in the life sciences industry to aid us in determining the compensation arrangements for our Chief Executive Officer and other executive officers. To establish this peer group, the Compensation Committee, with the assistance of Compensia, evaluated the market capitalization and other key business metrics of similar life sciences companies to identify a group of companies that would provide valid benchmarks for assessing whether our compensation levels were reasonable and competitive. For 2011, the peer group included the following life sciences companies:

Affymax, Inc.	Ligand Pharmaceuticals Incorporated	Optimer Pharmaceuticals, Inc.
Amicus Therapeutics, Inc.	MAP Pharmaceuticals	Orexigen Therapeutics, Inc.
Arena Pharmaceuticals, Inc.	Maxygen	Osiris Therapeutics, Inc.
Biocryst Pharmaceuticals, Inc.	Medivation, Inc.*	Pain Therapeutics, Inc.
Corcept Therapeutics Incorporated	Nabi Biopharmaceuticals	Peregrine Pharmaceuticals, Inc.
Curis, Inc.	Neurocrine Biosciences, Inc.	Rigel Pharmaceuticals, Inc.
Dyax Corp.	Novavax, Inc.	Sangamo Biosciences, Inc.
Dynavax Technologies Corporation	NPS Pharmaceuticals, Inc.	XenoPort, Inc.
Inspire Pharmaceuticals, Inc. (prior to Merger with Merck & Co.)*

*
These companies were not included in the peer group of companies used for 2012 compensation decisions because their market capitalization and other key business metrics was no longer within the target range.

        In addition to executive compensation data for our peer group companies, the Compensation Committee relied on their own experience as investors and board members in similarly situated life sciences companies, sought the input of the Chief Executive Officer and Compensia, reviewed and compared the relative salaries of our executive officers and also considered the amount of equity each executive then held, including the vesting schedules for each executive officer's equity incentive plan holdings.

        Based on the judgment and experience of its members and the input and analysis provided by Compensia and the Chief Executive Officer (except with regard to his own compensation), the Compensation Committee decided that the total 2011 compensation for our Chief Executive Officer and other executive officers should be targeted to be between the 50th and 75th percentiles of compensation for executives holding similar positions in our peer group of companies, with equity compensation targeted at the 50th percentile. In determining an executive officer's award and its position relative to the 50th percentile, the Compensation Committee examined market benchmark equity compensation data provided by Compensia.

Annual Cash Compensation

  Base Salary

        Base salaries are set at levels that are intended to be competitive with those of executives holding similar positions at companies in our peer group, according to peer group salary data provided by our compensation consultants. The base salaries of all executive officers are reviewed annually and adjusted to reflect individual roles, performance and competitive compensation levels. We may also increase the base salary of an executive officer at other times if a change in the scope of the executive officer's responsibilities justifies such consideration or, in limited circumstances, to maintain salary equity within our competitive environment. We also evaluate general economic conditions and our cash position in determining base salaries. We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives. We also believe that competitive base salaries can retain, motivate and reward executive officers for their overall performance. In January 2011, our Compensation Committee decided to increase the salaries of Dr. Heyman by 10.2%, Dr. Maples by 7.9%, Dr. Plattner by 1.4% and Mr. Perry by 13.4%. For 2012, our Compensation Committee decided to increase the salaries of Dr. Heyman by 11.1%, Dr. Maples by 4.8%, Dr. Plattner by 4.8% and Mr. Perry by 3.5%. No change was made to the base salary of Mr. Parker for 2011 or 2012. The increases were determined based upon the recommendation of our Chief Executive Officer and our Compensation Committee's judgment based on executive compensation data to target the 50th percentile for our peer group companies and other analyses provided by Compensia, the committee members' experiences with other life sciences companies, taking into account each individual executive's role and its importance to us, his performance, the Compensation Committee's judgment as to the competitiveness of his current salary and our budget objectives. All such base salary increases were made effective on January 1 of each year.

  Cash Incentive Bonuses

        Our annual compensation program includes a cash incentive bonus plan with pre-defined target payouts as a percentage of salary based on achievement of company and individual goals. Additionally, our Compensation Committee uses its discretion to determine bonuses for our executive officers based on the overall attainment of individual and/or corporate goals. Our bonus plan is designed to drive stockholder value by fostering teamwork throughout our Company by tying incentive compensation to the company-wide performance measures that we believe are most important to the success of our Company as well as to individual performance. An executive officer's bonus payment is based on the achievement of both corporate and/or individual goals, which may include, for example, research, development, operational and financial goals. The relative weighting of each goal in determining the total bonus is approved each year by the Compensation Committee and may also be approved by our Board. Underachievement or overachievement of the major corporate goals may result in lower or higher bonus payments. Our Board or our Compensation Committee approves corporate and individual executive goals at what they believe are aggressive levels so as to require substantial effort and commitment by our executive officers to attain the goals, with the belief that such efforts will significantly contribute to increased stockholder value. Our Compensation Committee uses its discretion to adjust the amount of the cash bonuses paid and the weightings of each of the goals, and may also, in its discretion, award bonuses to executive officers based upon such other terms and conditions as they may determine are appropriate. In 2011, the target amount for the performance-based cash bonus for our Chief Executive Officer, Mr. Perry, was 50% of his base salary, and the target amount for our other named executive officers was 35% of their base salaries. These target amounts were determined by our Compensation Committee, and recommended to and approved by our Board, based in part on Compensia's analysis and their benchmarking of our executives' total cash compensation against the total cash compensation for executives in similar positions at companies in our peer group. In addition, our Compensation Committee and our Board relied on their members' experience in the life sciences industry in establishing these target amounts. Consistent with past practices, and upon the recommendation of our Compensation Committee, our Board decided that the annual cash bonus for Mr. Perry would be based entirely on the achievement of corporate goals. The Compensation Committee approved a set of corporate goals recommended by Mr. Perry and assigned weightings ranging from 10% to 35% for the achievement of each objective. The primary factor in establishing the weightings was their level of importance to our business, with the expectation that a majority of the goals were achievable with appropriate and diligent effort under the leadership of Mr. Perry and our executive team and that achievement of all of the goals would represent extraordinary performance on their part.

        The 2011 corporate goals, their target weightings and the achievement level for each, were as follows:

        For the following corporate goals for 2011, we are not disclosing certain details of the goals that the Company believes are sensitive, confidential information of the Company. In lieu of disclosing these specifics, our assessment of how likely it was for these corporate goals to be achieved by our named executive officers at the time the goals were established is based upon the Compensation Committee's belief that the established 2011 corporate goals were achievable with an appropriate amount of dedication and effort and, therefore, it was more likely than not that each executive officer would earn a cash incentive bonus award with respect to the corporate goals component of their compensation. However, our Compensation Committee also believed, at the time these corporate goals were set, that there would be a substantial degree of difficulty involved to achieve the goals at the target 100% level:

  •
  Fully enroll both tavaborole Phase 3 clinical trials by the end of the third quarter (35% weighting);

  •
  Initiate the first Phase 3 clinical trial for AN2728 by the end of the year (15% weighting);

  •
  Complete a Phase 2a atopic dermatitis study by the end of the third quarter of 2011 that demonstrates the efficacy of at least one of AN2728 and AN2898 (10% weighting);

  •
  Complete a business development deal or deals that results in a specified minimum of non-dilutive funding by the end of the year (20% weighting); and

  •
  Have a total balance of cash, cash equivalents and short-term investments of at least $65 million at the end of the year, with a maximum of $20 million of debt outstanding at the end of the year (20% weighting).

        In January 2012, the Compensation Committee evaluated the achievement of the corporate performance goals for 2011. While each corporate goal was initially assigned a weighting for purposes of determining the amount of executive officer bonuses, the Compensation Committee, in its discretion, evaluated the achievement of the goals in the context of our overall business and determined that for goals that were either fully or partially achieved, we achieved a combined total of 60.0% of our stated

corporate goals, based on the target weightings as set forth above. The Board's determinations were based on:

  •
  its judgment that we substantially achieved the first goal by fully enrolling both tavaborole Phase 3 clinical trials by year end, achievement weighted 35%;

  •
  its judgment that we partially achieved the second goal by being ready to initiate a Phase 3 clinical trial for AN2728 in psoriasis, although the Board determined to defer the start of that trial pending the results of our planned 2012 Phase 2 studies of AN2728 in atopic dermatitis, achievement weighted 10%;

  •
  its judgment that we partially achieved the third goal by completing the Phase 2a clinical study in atopic dermatitis that demonstrated both AN2728 and AN2898 were efficacious, although the results were not achieved until the fourth quarter of 2011, achievement weighted 5%;

  •
  its determination that we did not achieve the fourth goal, despite having generated a significant amount of non-dilutive funds from new and amended business development deals, because the amount generated was not sufficient to completely fund all of the planned Phase 3 clinical trials for AN2728, which was the basis for the original goal, achievement 0%; and

  •
  its determination that we partially achieved the fifth goal by having $50.7 million in cash, cash equivalents and short-term investments and $18 million of debt at the end of 2011, achievement weighted 10%.

        Based on the Compensation Committee's recommendation that our overall achievement of our 2011 corporate goals was at 60.0% of target, Mr. Perry's cash incentive bonus for 2011 was approved by our Board at $146,250 or 60.0% of his target amount. The cash incentive bonuses for the achievement of the corporate goals are paid annually to each executive officer.

        Our 2011 cash incentive bonus program for our other named executive officers excluding our Chief Executive Officer was based 75% upon the achievement of corporate goals and 25% upon the achievement of individual goals. The individual goals were set at the beginning of each quarter upon the recommendation of our Chief Executive Officer and with the approval of the Compensation Committee. Following each quarter, Mr. Perry made a recommendation regarding the level of individual achievement for the quarter and the Chair of our Compensation Committee reviewed and approved the payment (based upon authority delegated to the Chair by the other members of the Compensation Committee). Cash incentive bonuses for the achievement of their individual goals were paid accordingly each quarter to each such executive officer.

        Individual goals were identified for each named executive officer, other than our Chief Executive Officer, in the form of a written personal action plan that was based upon the achievement of departmental goals such as accomplishing research and development targets, establishing corporate infrastructure and achieving budgetary targets. These individual action plans were also designed to align each executive's individual goals and planned contributions with the corporate goals described above. Each of Mr. Parker and Drs. Heyman, Maples and Plattner are in key positions and their individual goals are comprised of highly detailed quarterly financial, research, preclinical, clinical and business development goals. We are not disclosing specifics of their individual goals or goal-by-goal levels of achievement, because we believe that such disclosure would allow our competitors to identify key proprietary areas of research and development, predict certain business strategies, identify important areas of focus of our collaborators and as a result cause us and our collaborators competitive harm. Although achievement of our executives' individual goals involved future performance and, therefore, was subject to uncertainties at the time the goals were set, the Compensation Committee guided Mr. Perry to establish goals that were achievable with an appropriate amount of dedication and effort and that also contained a sufficient degree of difficulty so that it was more likely than not that each executive officer would earn a cash incentive bonus award but would not be expected to achieve the goals at the target 100% level.

        The specific goals for Mr. Parker, our Senior Vice President and Chief Financial Officer, included his contributions toward obtaining the funding to finance our operations and Phase 3 trials, completing an early stage collaboration deal, establishing a broad partnering strategy, establishing and implementing our investor relations strategy, developing financial forecasts, coordinating our external financial reporting to the SEC and operating within 5% of budget. Five detailed individual goals were established for Mr. Parker each quarter of 2011, weighted 20% each, for a maximum possible achievement of 100% each quarter. The quarterly achievement levels were annualized to determine Mr. Parker's aggregate achievement level of his individual goals for 2011. For 2011, the Compensation Committee concluded that Mr. Parker achieved most of his stated goals, but not certain collaboration, partnering strategy and investor relations goals, and that his individual cash incentive bonus achievement level was 77.5% on an annualized basis.

        The specific goals for Dr. Heyman, our Senior Vice President, Product Development, included his contributions toward completion of development activities for specified clinical trials and preclinical product candidates, including manufacture of drug product for use in our clinical trials, monitoring long-term carcinogenicity studies, and assisting with specified regulatory, business development, collaboration and financing activities. Five to eight detailed individual goals were established for Dr. Heyman each quarter of 2011, weighted between 5% and 35% each, for a maximum possible achievement of 100% each quarter. The quarterly achievement levels were then annualized to determine Dr. Heyman's aggregate achievement level of his individual goals for 2011. For 2011, the Compensation Committee concluded that Dr. Heyman achieved most of his stated goals, but not certain 2011 product development, business development and collaboration goals, and that his individual cash incentive bonus achievement level was 71.6% on an annualized basis.

        The specific goals for Dr. Maples, our Senior Vice President, Program Management, included his contributions to the achievement of our regulatory milestones, development of regulatory processes and infrastructure, preclinical work on our antifungal, anti-inflammatory, antibiotic and other programs, program management of all of our programs, assistance with business development and collaboration activities, and operating within 10% of the budget for program spending. Six to seven detailed individual goals were established for Dr. Maples each quarter of 2011, weighted between 5% and 35% each, for a maximum possible achievement of 100% each quarter. The quarterly achievement levels were annualized to determine Dr. Maples' aggregate achievement level of his individual goals for 2011. For 2011, the Compensation Committee concluded that Dr. Maples achieved most of his stated goals, but not certain program management, collaboration and program spending goals, and his individual cash incentive bonus achievement level was 73.3% on an annualized basis.

        The specific goals for Dr. Plattner, our Senior Vice President, Research, included his contributions to progress in our research activities, assistance with business development and new collaboration activities, and managing our relationships with our existing collaboration partners. Five to six detailed individual goals were established for Dr. Plattner each quarter of 2011, weighted between 15% and 25% each, for a maximum possible achievement of 100% each quarter. The quarterly achievement levels were annualized to determine Dr. Plattner's aggregate achievement level of his individual goals for 2011. For 2011, the Compensation Committee concluded that Dr. Plattner achieved most of his stated goals, but not certain research-related, business development and collaboration goals, and his individual cash incentive bonus achievement level was 83.8% on an annualized basis.

        The remaining percentage of the named executive officers' 2011 cash incentive bonuses were based upon achievement of the same corporate performance goals as those established for Mr. Perry, and the Compensation Committee decided that the same 60.0% level of achievement that was determined for Mr. Perry would be applied to our other executive officers as well. As a result, for 2011, the total cash incentive bonus payout achieved as a percentage of the target bonus payout was 60.0% for Mr. Perry, 64.4% for Mr. Parker, 62.9% for Dr. Heyman, 63.3% for Dr. Maples, and 65.9% for Dr. Plattner. The following chart summarizes the total cash incentive payment and corporate and individual performance weightings used to calculate the total cash incentive payment to each named executive officer for performance during 2011:

			Company Performance		Individual Performance
								Total Bonus Payment (as % of Target)
Named Executive Officer	Target Bonus (as % of Salary)	Target Bonus ($)	Company Performance Factor (%)	Weighting (%)	Individual Performance Factor (%)	Weighting (%)	Total Bonus Payment ($)
David P. Perry	50	243,750	60.0	100	—	—	146,250	60.0
Geoffrey M. Parker	35	117,250	60.0	75	77.5	25	75,480	64.4
Irwin A. Heyman, Ph.D.	35	94,500	60.0	75	71.6	25	59,446	62.9
Kirk R. Maples, Ph.D.	35	110,250	60.0	75	73.3	25	69,802	63.3
Jacob J. Plattner, Ph.D.	35	110,250	60.0	75	83.8	25	72,696	65.9

        For purposes of the 2012 cash incentive bonus plan, the Compensation Committee approved corporate goals that are similar in nature to those for 2011 and included:

  •
  progress of certain clinical studies for our product candidates;

  •
  the execution of collaboration agreements; and

  •
  financial objectives.

        The 2012 target bonus percentages for Mr. Perry and the other executive officers are identical to those used for the 2011 cash incentive bonus program.

        We believe that the division of our cash incentive bonus program into corporate and individual components with an emphasis on corporate goals and the use of annual and quarterly review cycles enables us to provide appropriate incentives for the achievement of milestones critical to our business plan while providing our Chief Executive Officer the flexibility to monitor and adjust individual performance metrics appropriately to account for new developments during the year.

Equity Incentive Compensation

        We believe that our long-term performance is best facilitated through a culture of executive ownership that aligns the executive officers' interests with the interests of our stockholders. To encourage this ownership culture, we typically make an initial grant of stock options to new employees and have made awards of additional stock options from time to time. Our Compensation Committee is authorized to determine and approve or recommend to the Board option grants to all our employees including our executive officers. These grants have an exercise price that is not less than the fair market value of our common stock on the grant date. Stock option grants are typically subject to a four-year vesting schedule with 25% of the grant vesting on the first anniversary of the vesting commencement date and then vesting ratably monthly thereafter for the next three years. The size of the stock option award is determined based on the executive officer's position with us and takes into account the executive officer's performance, as well as base salary and other compensation. The Compensation Committee also examines market benchmark data provided by our compensation consultants and considers the grant and compensation practices of our peer group companies and other life sciences companies with which our Compensation Committee members are familiar. The stock option awards are intended to provide the executive officer with an incentive to build value in the organization over an extended period of time.

        Consistent with the above criteria, upon the recommendation of the Compensation Committee, our Board approved grants of equity incentive awards to our executive officers for 2011. With the exception of the award to our Chief Executive Officer, these awards were recommended to the Compensation Committee by our Chief Executive Officer. In the case of our Chief Executive Officer, the equity incentive award was determined by the Compensation Committee. In determining the size of the award for each named executive officer, our Chief Executive Officer and Compensation Committee considered such named executive officer's relative job scope and responsibilities, individual performance history, prior contributions to us and importance to achievement of our upcoming objectives, as well as the size of the officer's prior equity grants (including how much of the equity was vested) and our Compensation Committee members' experience with the practices of other life sciences companies and executive compensation data for our peer group companies to target the 50th percentile for long-term incentive compensation. For more information regarding the grants for 2011, see the "Summary Compensation Table" and "Grants of Plan-Based Awards Table."

        In March 2011, our Board approved equity grants to the executive officers. Mr. Perry, Mr. Parker, Dr. Heyman, Dr. Maples and Dr. Plattner were granted options to purchase 185,000, 20,300, 52,900, 65,100 and 65,100 shares of common stock, respectively, with an exercise price equal to the grant date closing price of our common stock, or $6.92 per share. The options have a four-year vesting period, with 25% of the total number of shares subject to the option vesting on the one-year anniversary of the vesting commencement date of January 1, 2011 and the remainder of the shares vesting ratably monthly thereafter for the next three years.

        In March 2012, our Board approved equity grants to the executive officers. Mr. Perry, Mr. Parker, Dr. Heyman, Dr. Maples and Dr. Plattner were granted options to purchase 125,000, 55,000, 40,000, 55,000 and 55,000 shares of common stock, respectively, with an exercise price equal to the grant date closing price of our common stock, or $5.59 per share. The options have a four-year vesting period, with 25% of the total number of shares subject to the option vesting on the one-year anniversary of the vesting commencement date of January 1, 2012 and the remainder of the shares vesting ratably monthly thereafter for the next three years.

        Our Compensation Committee has in the past granted awards of restricted stock to certain executive officers. In the future, we may determine that awards of restricted stock or other types of equity-based awards are an appropriate vehicle to reward and incentivize our executive officers and further align our executive officers' interests with our shareholders' interests.

Severance Compensation

        In connection with certain terminations of employment, our officers, including each of our named executive officers, may be entitled to receive certain severance payments and benefits pursuant to change of control and severance agreements we have entered into with each of our officers that provide alternative severance payments and benefits in the event the officer is terminated without cause or resigns with good reason from 90 days prior to or 12 months following certain corporate transactions. We entered into these agreements to retain and motivate our officers and minimize management distraction created by uncertain job security surrounding potential beneficial transactions. The agreements also provide alternative severance payments and benefits in the event that the officer is terminated without cause or resigns for good reason in the absence of such corporate transactions, and we believe that these benefits provide some degree of certainty and reduce distractions created by concerns about job security generally. Unlike severance payments and benefits in connection with a change of control, these alternative severance payments and benefits in the absence of such transactions do not provide for acceleration of stock option vesting and the period of severance payments and COBRA benefits is shorter. The Compensation Committee approved different durations of severance benefits for different levels of our senior management based on the Compensation Committee members' experience with other life sciences companies. These severance benefits are described more fully in "Compensation Discussion and Analysis—Change of Control and Severance Agreements." In setting the terms of and determining whether to approve such arrangements, our Compensation Committee recognized that executives often face challenges securing new employment following termination. The severance payments and benefits are typically composed of cash payments and continued health care coverage for a limited period of time.

Other Compensation

        All of our executive officers are eligible to participate in benefit plans and arrangements offered to employees generally, including health, dental, life, disability and 401(k) plans. Our executive officers may also elect to participate in a long-term disability insurance program that we pay for which is not available to other employees. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers. Our Compensation Committee in its discretion may revise, amend or add to any executive officer's benefits and perquisites as it deems advisable. We do not believe it is necessary for the attraction or retention of management talent to provide our executive officers with a substantial amount of compensation in the form of perquisites.

Tax and Accounting Considerations

        Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and our three other most highly paid executive officers other than our Chief Financial Officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Board may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

        Also, the Compensation Committee takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code, and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

        We account for equity compensation paid to our employees under ASC Topic 718, which requires us to estimate and record an expense over the employee's requisite service period for each award. Our cash compensation is recorded as an expense at the time the obligation is accrued.

 Summary Compensation Table

        The following table summarizes the compensation that was earned by our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers for the year ended December 31, 2011, together referred to as our named executive officers. We refer to these officers in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
David P. Perry	2011	487,500	854,885		146,250	11,232	(5)	1,499,867
President and Chief Executive	2010	430,000	225,055		170,925	—		852,980
Officer	2009	430,000	246,261		75,250	—		751,511
Geoffrey M. Parker(3)	2011	335,000	93,806		75,480	472	(5)	504,758
Senior Vice President and	2010	101,515	941,882	(4)	26,681	—		1,070,078
Chief Financial Officer	2009	—	—		—	—		—
Irwin A. Heyman, Ph.D.	2011	270,000	244,451		59,446	9,829	(5)	583,726
Senior Vice President, Product	2010	245,000	72,443		69,136	—		386,579
Development	2009	245,000	76,029		42,391	—		363,420
Kirk R. Maples, Ph.D.	2011	315,000	300,827		69,802	12,584	(5)	698,213
Senior Vice President,	2010	292,000	72,443		83,038	—		447,481
Program Management	2009	292,000	83,746		49,375	—		425,121
Jacob J. Plattner, Ph.D.	2011	315,000	300,827		72,696	22,399	(5)	710,922
Senior Vice President,	2010	310,500	72,443		88,162	—		471,105
Research	2009	310,500	79,452		50,398	—		440,350

(1)
Amounts shown in this column do not reflect the cash amounts actually received by our named executive officers. The amounts included in the "Option Awards" column represent the full grant date fair value of options granted to our named executive officers and, for 2009, any incremental fair value of options repriced on April 1, 2009, calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date of exercise.

(2)
Amounts represent bonus payouts earned pursuant to the applicable cash incentive bonus plan. See "Grants of Plan-Based Awards Table" below for additional information related to respective target bonus amounts for each of our named executive officers for 2011.

(3)
Mr. Parker became our Senior Vice President and Chief Financial Officer in September 2010. From December 2009 to September 2010, Mr. Parker provided services as a consultant to the Company.

(4)
Amount of $941,882 includes the full grant date fair value of $589,478 for options granted to Mr. Parker, as a new employee, on November 23, 2010, calculated in accordance with FASB ASC Topic 718, and the estimated fair value of $352,404 for options granted to Mr. Parker on August 20, 2010 under his consultant agreement with the Company. Mr. Parker was granted stock options to purchase the following shares of our common stock on August 20, 2010: 8,000 shares, 20,000 shares and 27,000 shares at an exercise price of $7.55 per share, which our Board determined to be the fair market value per share on the date of grant. See "Outstanding Equity

  Awards at December 31, 2011" for the vesting terms of these August 20, 2010 option grants. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(5)
Amount includes payments for supplemental long-term disability insurance premiums as follows: Mr. Perry, $10,426; Dr. Heyman, $9,576; Dr. Maples, $12,071; and Dr. Plattner, $21,977 and for life insurance premiums as follows: Mr. Perry, $806; Mr. Parker, $472; Dr. Heyman, $253; Dr. Maples, $513; and Dr. Plattner, $422.

Grants of Plan-Based Awards Table

        All options granted to our named executive officers are incentive stock options, to the extent permissible under the Code. The exercise price per share of each option granted to our named executive officers was determined in good faith by our Board to be not less than the fair market value of our common stock on the date of the grant. Through October 2010, options were granted under our 2001 Equity Incentive Plan ("2001 Plan"). The following table shows information regarding grants of equity awards during 2011. A separate line item is provided for each grant of an award made to a named executive officer. All options granted since November 2010 were granted under our 2010 Equity Incentive Plan ("2010 Plan").

Name	Grant Date	Vesting Commencement Date	Estimated Future Payouts under Non- Equity Incentive Plan Awards Target(1) ($)	All Other Option Awards; Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)(3)
David P. Perry	—	—	243,750	—	—	—
	3/31/2011	1/1/2011	—	185,000	6.92	854,885
Geoffrey M. Parker	—	—	117,250	—	—	—
	3/31/2011	1/1/2011	—	20,300	6.92	93,806
Irwin A. Heyman	—	—	94,500	—	—	—
	3/31/2011	1/1/2011	—	52,900	6.92	244,451
Kirk R. Maples	—	—	110,250	—	—	—
	3/31/2011	1/1/2011	—	65,100	6.92	300,827
Jacob J. Plattner	—	—	110,250	—	—	—
	3/31/2011	1/1/2011	—	65,100	6.92	300,827

(1)
The target incentive plan amounts represent the payouts that would have occurred under the 2011 cash incentive bonus plan, using pre-defined target payouts as a percentage of salary, based on 100% achievement of all company and individual goals. No minimum threshold amount or maximum amount beyond the target amount was established. Actual cash incentive bonus plan payouts are reflected in the Non-Equity Incentive Plan Compensation column of the "Summary Compensation Table."

(2)
The options have a four-year vesting period, with 25% of the total number of shares subject to the option vesting on the one-year anniversary of the vesting commencement date and the remainder of the shares vesting ratably monthly thereafter for the next three years.

(3)
The amounts included in the "Grant Date Fair Value of Option Awards" column represent the full grant date fair value of options granted on March 31, 2011, calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

 Outstanding Equity Awards at December 31, 2011

        The following table shows stock options outstanding on December 31, 2011 held by each of our named executive officers.

	Option Awards(1)
				Number of Securities Underlying Unexercised Options (#)
						Option Exercise Price ($)
			Vesting Commencement Date					Option Expiration Date
Name	Grant Date			Exercisable	Unexercisable
David P. Perry	8/26/2005		6/3/2005	285,480	—	0.60		8/25/2015
	3/26/2009		1/1/2009	30,677	11,395	5.00		3/25/2019
	4/1/2009	(6)	1/1/2008	85,774	1,824	7.25	(7)	1/24/2018
	8/20/2010		1/1/2010	22,330	24,270	7.55		8/20/2020
	3/31/2011		1/1/2011	—	185,000	6.92		3/31/2021
Geoffrey M. Parker(2)	8/20/2010	(3)	4/9/2010	8,000	—	7.55		8/20/2020
	8/20/2010	(4)	4/9/2010	20,000	—	7.55		8/20/2020
	8/20/2010	(5)	7/10/2010	27,000	—	7.55		8/20/2020
	11/23/2010		9/13/2010	56,742	124,837	5.00		11/23/2020
	3/31/2011		1/1/2011	—	20,300	6.92		3/31/2021
Irwin A. Heyman	3/22/2006		1/16/2006	42,000	—	0.60		3/21/2016
	3/26/2009		1/1/2009	9,861	3,663	5.00		3/25/2019
	4/1/2009	(6)	1/1/2008	18,113	386	7.25	(7)	1/24/2018
	4/1/2009	(6)	8/1/2008	8,332	1,667	7.25	(7)	8/27/2018
	8/20/2010		1/1/2010	7,187	7,813	7.55		8/20/2020
	3/31/2011		1/1/2011	—	52,900	6.92		3/31/2021
Kirk R. Maples	3/26/2009		1/1/2009	9,861	3,663	5.00		3/25/2019
	4/1/2009	(6)	1/1/2008	31,312	667	7.25	(7)	1/24/2018
	8/20/2010		1/1/2010	7,187	7,813	7.55		8/20/2020
	3/31/2011		1/1/2011	—	65,100	6.92		3/31/2021
Jacob J. Plattner	6/3/2005		6/3/2005	64,600	—	0.60		6/2/2015
	3/26/2009		1/1/2009	9,861	3,663	5.00		3/25/2019
	4/1/2009	(6)	1/1/2008	27,808	591	7.25	(7)	1/24/2018
	8/20/2010		1/1/2010	7,187	7,813	7.55		8/20/2020
	3/31/2011		1/1/2011	—	65,100	6.92		3/31/2021

(1)
Options have a four-year vesting period, with 25% of the total number of shares subject to the option vesting on the one-year anniversary of the vesting commencement date, and the remainder of the shares vesting ratably monthly thereafter for the next three years until all shares are vested.

(2)
Mr. Parker became our Senior Vice President and Chief Financial Officer in September 2010. From December 2009 to September 2010, Mr. Parker provided services as a consultant to the Company.

(3)
Options were granted to Mr. Parker as a consultant to the Company and were fully vested on the grant date.

(4)
Options were granted to Mr. Parker as a consultant to the Company and vested at a rate of 1/3 of the total amount of shares on each of the three monthly anniversaries following April 9, 2010.

(5)
Options were granted to Mr. Parker as a consultant to the Company and vested at a rate of 1/2 of the total number of shares on each of the two monthly anniversaries following July 10, 2010.

(6)
Date the options were repriced.

(7)
Exercise price of the options that were repriced on April 1, 2009.

Option Exercises in 2011

        The following table summarizes the option exercises for each of our named executive officers for the year ended December 31, 2011.

	Stock Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)
Kirk R. Maples	96,020	552,558
Jacob J. Plattner	35,000	195,350

(1)
The value realized on the exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

        Our named executive officers do not have any equity awards outstanding other than stock options.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2011.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights(a)		Weighted-average exercise price of outstanding stock options, warrants and rights(b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	2,991,674	(2)	$5.81	1,136,982	(3)(4)

(1)
All of our equity compensation plans have been approved by security holders. The equity compensation plans are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)
As of December 31, 2011, there were 1,313,535 and 1,678,139 shares of common stock subject to outstanding stock options under the 2010 Plan and 2001 Plan, respectively.

(3)
Includes 931,879 and 205,103 shares of common stock available for issuance under the 2010 Plan and the 2010 Employee Stock Purchase Plan ("2010 ESPP"), respectively. No shares are available for issuance under the 2001 Plan. Shares under the 2001 Plan that expire, terminate or are forfeited prior to exercise or settlement automatically become available for issuance under the 2010 Plan.

(4)
For ten years commencing on January 1, 2012, the 2010 Plan provides for an annual increase on January 1st of each year to the number of shares available for issuance equal to the lesser of: (i) 4.0% of the outstanding shares of our common stock on December 31st of the preceding calendar year or (ii) a lesser number of shares as determined by our board of directors. Pursuant to this provision, an additional 1,127,765 shares became available for issuance under the 2010 Plan, effective January 1, 2012.

  For ten years commencing on January 1, 2012, the 2010 ESPP provides for an annual increase on January 1st of each year to the number of shares available for issuance equal to the lesser of (i) 1% of the outstanding shares of our common stock on December 31st of the preceding calendar year, (ii) 80,000 shares or (iii) a lesser number of shares as determined by our board of directors. Pursuant to this provision, an additional 80,000 shares became available for issuance under the 2010 ESPP, effective January 1, 2012.

Pension Benefits

        We do not maintain any pension benefit plans.

Nonqualified Deferred Compensation

        We do not maintain any nonqualified deferred compensation plans.

Change of Control and Severance Agreements

        Change of control and severance agreements.    We have entered into change of control and severance agreements with each of our officers, including each of our named executive officers.

        The agreements for our officers provide that in the event that an officer is terminated without cause or terminates his or her employment for good reason from 90 days prior to or 12 months following the effective date of a change of control (as each of these terms is defined in the agreements), each officer will be entitled to (a) continuation of the officer's then-current base salary for a specified period following termination, paid in accordance with our standard payroll practices, (b) full vesting upon termination of all outstanding equity awards held at termination and (c) payment or reimbursement of COBRA benefits for a specified period following termination, provided that the officer is eligible for such COBRA benefits under applicable law. The duration of the salary continuation and COBRA benefits will be 15 months following termination for our Chief Executive Officer, 12 months for our senior vice presidents and nine months for our vice presidents.

        The agreements for our officers also provide for severance benefits in the event that an officer is terminated without cause or terminates his or her employment for good reason absent a change of control. These severance benefits are the same as those described in the preceding paragraph except there is no acceleration of equity award vesting and the duration of the salary continuation and COBRA benefits will be 12 months following termination for our Chief Executive Officer, nine months for our senior vice presidents and six months for our vice presidents.

        Eligibility for these change of control and severance benefits is contingent upon execution of a general release by the officer upon his or her termination.

        For purposes of the change of control and severance agreements with each of our officers, "cause" means, as determined by our Board acting in good faith and based on information then known to it: (a) gross negligence or willful misconduct in the performance of duties to us where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to us; (b) a material failure to comply with our written policies after having received from us notice of, and a reasonable time to cure, such failure; (c) repeated unexplained or unjustified absence; (d) conviction of a felony or a crime involving moral turpitude causing material harm to our standing and reputation; (e) unauthorized use or disclosure of any of our proprietary information or trade secrets or those of any other party to whom the officer owes an obligation of non-disclosure as a result of his or her relationship with us, which use or disclosure causes or is likely to cause material harm to us; or (f) the officer's death or permanent disability.

        For purposes of the change of control and severance agreements with each of our officers, "good reason" for an officer's resignation of employment will exist following the occurrence of any of the following without the officer's consent: (a) a material reduction or change in job duties, responsibilities or authority inconsistent with the officer's position with us and the officer's prior duties, responsibilities or authority; (b) a reduction of officer's then current base salary by more than 10%; or (c) a relocation of the principal place for performance of the officer's duties to a location more 25 miles from our then current location; provided that the officer gives us written notice of the event forming the basis for the good reason resignation within 60 days of the date we give written notice to the officer of our affirmative decision to take any of the actions set forth above, we fail to cure such basis for the good reason resignation within 30 days after receipt of the officer's written notice and the officer terminates employment within 120 days following the date on which the officer received notice from us of the event forming the basis for the good reason resignation.

        If any benefit an officer would receive pursuant to a change of control would constitute a "parachute payment" within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then such benefit will be reduced to such amount that would result in no portion of the benefit being subject to the excise tax or the largest portion of the benefit, after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax, that results in the officer's receipt (on an after-tax basis) of the greater amount of the benefit notwithstanding that all or a portion of the benefit may be subject to the excise tax.

Estimated Change of Control and Severance Benefits

        The following charts present the approximate amount of the benefits that each of our named executive officers would have been entitled to had his employment terminated under the circumstances described in the preceding paragraphs on December 31, 2011.

        Change of control benefits.    The following chart presents our estimates of the dollar values of the benefits to which each of the named executive officers would have been entitled had benefits for termination in connection with a change of control been triggered on December 31, 2011:

	Change of Control(1)
Name	Salary Continuation ($)(2)	Continuation of COBRA ($)	Equity Acceleration ($)(3)	Total ($)
David P. Perry	609,375	9,419	13,674	632,468
Geoffrey M. Parker	335,000	22,716	149,804	507,520
Irwin A. Heyman	270,000	7,459	4,396	281,855
Kirk R. Maples	315,000	17,820	4,396	337,216
Jacob J. Plattner	315,000	22,613	4,396	342,009

(1)
As described above, these severance amounts are generally payable if the executive officer's employment is terminated without cause or for good reason from 90 days prior to or 12 months following a change of control.

(2)
Amounts in this column are based upon salary in effect as of December 31, 2011.

(3)
The aggregate dollar value to be realized in connection with the acceleration of the equity awards represents the difference between the aggregate market value of our common stock underlying the accelerated stock options, which was based on our common stock's closing price of $6.20 per share as of December 31, 2011, and the aggregate exercise price of the accelerated stock options.

        Severance benefits.    The following chart presents our estimates of the dollar values of the benefits to which each of the named executive officers would have been entitled had his employment terminated by us under the circumstances described above without cause or by the executive for good reason (other than in connection with a change of control) on December 31, 2011:

	Termination by the Company Without Cause or Involuntary Termination for Good Reason
Name	Salary Continuation ($)(1)	Continuation of COBRA ($)	Total ($)
David P. Perry	487,500	7,535	495,035
Geoffrey M. Parker	251,250	17,037	268,287
Irwin A. Heyman	202,500	5,595	208,095
Kirk R. Maples	236,250	13,365	249,615
Jacob J. Plattner	236,250	16,960	253,210

(1)
Amounts in this column are based upon salary in effect as of December 31, 2011.

Offer Letter Agreements

        We entered into offer letter agreements with each of our named executive officers in connection with their commencement of employment with us. These offer letter agreements typically include the named executive officer's initial base salary and stock option grant along with vesting provisions with respect to such initial stock option grant.

Proprietary Information and Inventions Agreement

        Each of our named executive officers has also entered into a standard form agreement with respect to proprietary information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment.

401(k) Plan

        We have a 401(k) Plan to allow eligible employees to elect to reduce the amount of their compensation that is currently subject to income taxes. We currently do not make matching or other contributions to the 401(k) Plan on behalf of eligible employees, including our named executive officers.

Limitation on Liability and Indemnification Matters

        Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

  •
  any breach of the director's duty of loyalty to us or to our stockholders;

  •
  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  unlawful payment of dividends or unlawful stock repurchases or redemptions; and

  •
  any transaction from which the director derived an improper personal benefit.

        If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director's duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we will also be empowered to enter into indemnification agreements with our directors, officers, employees and other agents and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

        In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

        The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification of our directors, officers and controlling persons for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Rule 10b5-1 Sales Plans

        Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. A director or officer can only enter into a 10b5-1 plan when he or she is not in possession of material non-public information regarding the Company. Under certain circumstances, a broker may subsequently execute trades pursuant to such plan, even if the director or officer has subsequently come into possession of material non-public information. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of February 15, 2012 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Entities affiliated with Rho Ventures(2) 152 West 57th Street, 23rd Floor New York, New York 10019	5,621,423	17.8%
Entities affiliated with Venrock Associates(3) 3340 Hillview Avenue Palo Alto, California 94304	4,625,535	14.7%
Entities affiliated with Aberdare Ventures(4) One Embarcadero Center, Suite 4000 San Francisco, California 94111	1,751,936	5.6%
Entities affiliated with Care Capital(5) 47 Hulfish Street, Suite 301 Princeton, New Jersey 08542	1,558,104	4.9%
GlaxoSmithKline LLC 980 Great West Road Brentford, Middlesex TW8 9GS	2,771,374	8.8%
T. Rowe Price Associates, Inc.(6) 100 East Pratt Street Baltimore, Maryland 21202	2,089,817	6.6%
Entities affiliated with QVT Financial LP(7) 1177 Avenue of the Americas, 9th Floor New York, New York 10036	1,796,183	5.7%
Named Executive Officers and Directors
David P. Perry(8)(9)	752,440	2.4%
Geoffrey M. Parker(9)	163,948	*
Irwin A. Heyman, Ph.D.(9)	105,619	*
Kirk R. Maples, Ph.D.(9)	105,398	*
Jacob J. Plattner, Ph.D.(9)	167,766	*
Mark Leschly(9)(10)	5,651,423	17.9%
Anders D. Hove, M.D.(9)(11)	4,648,035	14.7%
Paul H. Klingenstein(9)(12)	1,832,437	5.8%
Richard J. Markham(9)(13)	1,580,604	5.0%
William J. Rieflin(9)	16,250	*
Lucy Shapiro, Ph.D.(9)(14)	461,873	1.5%
All executive officers and directors as a group (11 persons)(9)	15,485,793	47.6%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC, which information may not be accurate as of February 15, 2012. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230. We

  have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 31,494,801 shares outstanding on February 15, 2012, adjusted as required by rules promulgated by the SEC.

(2)
Includes 1,533,600 shares held by Rho Ventures IV Holdings LLC, 1,657,064 shares held by Rho Ventures IV (QP), L.P., 703,859 shares held by Rho Ventures IV, L.P., and 1,726,900 shares held by Rho Ventures IV GmbH & Co. Beteiligungs KG. The voting and dispositive decisions with respect to the shares held by Rho Ventures IV Holdings LLC are made by the following managing partners of its managing member, Rho Management Ventures IV, L.L.C., each of whom disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein: Mark Leschly, Habib Kairouz and Joshua Ruch. The voting and dispositive decisions with respect to the shares held by Rho Ventures IV (QP), L.P. and Rho Ventures IV, L.P. are made by the following managing members of their general partner, Rho Management Ventures IV, L.L.C., each of whom disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein: Mark Leschly, Habib Kairouz and Joshua Ruch. The voting and dispositive decisions with respect to the shares held by Rho Ventures IV GmbH & Co. Beteiligungs KG are made by the following managing directors of its general partner, Rho Capital Partners Verwaltungs GmbH, each of whom disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein: Mark Leschly, Habib Kairouz and Joshua Ruch.

(3)
Includes 2,137,187 shares held by Venrock Associates IV, L.P., 435,838 shares held by Venrock Partners, L.P., 52,510 shares held by Venrock Entrepreneurs Fund IV, L.P., 1,690,722 shares by Venrock Healthcare Capital Partners, L.P. and 309,278 shares by VHCP Co-Investment Holdings, LLC. Venrock Management IV, LLC, Venrock Partners Management, LLC and VEF Management IV, LLC, or the Venrock GP Entities, are the sole general partners of Venrock Associates IV, L.P., Venrock Partners, L.P. and Venrock Entrepreneurs Fund IV, L.P., respectively, or the Venrock IV Funds, and have voting and investment power over the shares held by the Venrock IV Funds. VHCP Management, LLC, or VHCPM, is the sole general partner of Venrock Healthcare Capital Partners, L.P. and the sole manager of VHCP Co-Investment Holdings, LLC, and has voting and investment power over the shares held by Venrock Healthcare Capital Partners, L.P. and VHCP Co-Investment Holdings, LLC, or the VHCP Funds. Anders Hove is a Member of each of the Venrock GP Entities and VHCPM, and each of Dr. Hove, the Venrock GP Entities and VHCPM disclaims beneficial ownership of the shares held by the Venrock IV Funds and VHCP Funds, except to the extent of their respective pecuniary interests therein.

(4)
Includes 399,645 shares held by Aberdare II Annex Fund, L.P., 29,974 shares held by Aberdare Ventures II (Bermuda), L.P., and 1,322,317 shares held by Aberdare Ventures II, L.P. Aberdare GP II, LLC is the general partner of each of Aberdare II Annex Fund, L.P., Aberdare Ventures II (Bermuda), L.P. and Aberdare Ventures II, L.P. Paul Klingenstein, Sami Hamade, Daniel Kisner and John Odden share voting and investment power over the shares held by Aberdare II Annex Fund, L.P., Aberdare Ventures II (Bermuda), L.P. and Aberdare Ventures II, L.P. and each disclaims beneficial ownership of the shares held by Aberdare II Annex Fund, L.P., Aberdare Ventures II (Bermuda), L.P. and Aberdare Ventures II, L.P. except to the extent of his pecuniary interest therein.

(5)
Includes 1,458,075 shares held by Care Capital Investments II, L.P. and 100,029 shares held by Care Capital Offshore Investments II, L.P. The voting and disposition of the shares held by Care Capital Investments II, L.P. and Care Capital Offshore Investments II, L.P. is determined by the following managing members of their general partner, Care Capital II, LLC, each of whom disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein: Jan Leschly, Argeris N. Karabelas, Ph.D. and David R. Ramsay. Mr. Markham, a partner of Care Capital, LLC, an affiliate of Care Capital Investments II, L.P. and Care Capital Offshore Investments II, L.P., resigned from the Board on February 29, 2012.

(6)
T. Rowe Price Associates, Inc. has sole dispositive power for 2,089,817 shares and sole voting power for 358,317 shares. The shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or power to vote the shares, and T. Rowe Price Associates, Inc. disclaims beneficial ownership of such shares.

(7)
QVT Financial LP ("QVT Financial") is the investment manager for QVT Fund LP (the "Fund"), which beneficially owns 1,623,596 shares of common stock. QVT Financial is also the investment manager for Quintessence Fund L.P. ("Quintessence"), which beneficially owns 172,587 shares of common stock. QVT Financial has the power to direct the vote and disposition of the common stock held by the Fund and Quintessence. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 1,796,183 shares of common stock, consisting of the shares owned by the Fund and Quintessence. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of common stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund and Quintessence, may be deemed to beneficially own the aggregate number of shares of common stock owned by the Fund and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 1,796,183 shares of common stock.

(8)
Mr. Perry's shares are pledged as collateral for personal loans.

(9)
Includes shares described in the notes above, as applicable. Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options, as follows: David Perry, 491,286 shares; Geoffrey M. Parker, 131,948 shares; Irwin Heyman, 105,619 shares; Kirk Maples, 71,746 shares; Jacob J. Plattner, 132,766 shares; Mark Leschly, 30,000 shares; Anders Hove, 22,500 shares; Paul Klingenstein, 22,500 shares; Richard Markham, 22,500 shares; William Rieflin, 16,250 shares; Lucy Shapiro, 28,209 shares and all executive officers and directors as a group, 1,075,324 shares.

(10)
Mr. Leschly is a managing partner of Rho Capital Partners, Inc., a managing member of Rho Management Ventures IV, L.L.C. and a managing director of Rho Capital Partners Verwaltungs GmbH, and in such capacities he may be deemed to beneficially own the shares owned by the funds affiliated with Rho Ventures. Mr. Leschly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(11)
Dr. Hove is a Member of each of the Venrock GP Entities, which are the sole general partners of the Venrock IV Funds and have voting and investment power over the shares held by the Venrock IV Funds. Dr. Hove is a Member of VHCP Management, LLC, or VHCPM. VHCPM is the sole general partner of Venrock Healthcare Capital Partners, L.P. and the sole manager of VHCP Co-Investment Holdings, LLC, and has voting and investment power over the shares held by Venrock Healthcare Capital Partners, L.P. and VHCP Co-Investment Holdings, LLC, or the VHCP Funds. Each of Dr. Hove, the Venrock GP Entities and VHCPM disclaims beneficial ownership of the shares held by the Venrock IV Funds and VHCP, except to the extent of their respective pecuniary interests therein.

(12)
Includes 399,645 shares held by Aberdare II Annex Fund, L.P., 29,974 shares held by Aberdare Ventures II (Bermuda), L.P., 1,322,317 shares held by Aberdare Ventures II, L.P., and 58,001 shares held by Mr. Klingenstein. Mr. Klingenstein is a managing director of Aberdare GP II, LLC, the general partner of each of Aberdare II Annex Fund, L.P., Aberdare Ventures II (Bermuda), L.P. and

  Aberdare Ventures II, L.P., and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(13)
Mr. Markham is a partner of Care Capital LLC, an affiliate of Care Capital Investments II, L.P. and Care Capital Offshore Investments II, L.P., and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Mr. Markham resigned from the Board on February 29, 2012.

(14)
Includes 397,416 shares held by McAdams-Shapiro Family Trust dated May 24, 1999, an affiliate of Dr. Shapiro. Dr. Shapiro and her spouse, Dr. Harley McAdams, share voting and investment power over the shares held by the McAdams-Shapiro Family Trust dated May 24, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2011, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except as follows: Dr. Plattner filed a Form 5 on January 11, 2012 to report two late Form 4 reports for 2011 purchases of 10,000 shares each of the Company's common stock related to stock option exercises; and Dr. Maples filed a late Form 4 on January 9, 2012 related to the sale of 10,000 shares of the Company's common stock on December 30, 2011.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS PROCEDURES

        It is our practice to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002. A related-person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under its charter, our Audit Committee is charged with reviewing and approving all related-person transactions, as required by the NASDAQ rules. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GlaxoSmithKline LLC

        In September 2011, the Company amended and expanded its research and development collaboration (the "Master Amendment") with GlaxoSmithKline LLC ("GSK"), a beneficial owner of more than five percent of our common stock. As a result of the Master Amendment, the Company received a $5.0 million upfront payment in September 2011 (the Amendment Fee) and may receive additional milestone payments, bonus payments and research funding (as described in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011), all of which, when earned, will be non-refundable and non-creditable. The Company is also eligible to receive royalties on future sales of resulting products. In 2011, the Company recognized $10.8 million of revenue under the agreement with GSK.

 Investors' Rights Agreement

        We are party to an investors' rights agreement and registration rights agreement that provide that holders of our common stock issued upon conversion of preferred stock and certain holders of our common stock have the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Other Transactions

        We have entered into change of control agreements with each of our executive officers and one of our directors that, among other things, provide for certain severance and change of control benefits. For a description of these agreements, see "Compensation Discussion and Analysis—Change of Control and Severance Agreements" and "Proposal 1—Director Compensation."

        We have granted stock options to our executive officers and our directors. For a description of these options, see "Compensation Discussion and Analysis—Grants of Plan-Based Awards Table" and "Proposal 1—Director Compensation for 2011."

        We have entered into indemnification agreements with each of our current directors and officers. See "Compensation Discussion and Analysis—Limitation on Liability and Indemnification Matters."

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Company stockholders will be "householding" the Company's proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Anacor. Direct your written request to: Investor Relations, Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230 or contact Investor Relations at 650-543-7575. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

Glen Y. Sato Secretary

April 18, 2012

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2011 is available without charge upon written request to: Secretary, Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X P H A R M A C E U T I C A L S 01GIYC 1 U PX + 2012 Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Mark Leschly 02 - Paul H. Klingenstein 03 - William J. Rieflin 1. To elect the three nominees below to the Board of Directors to hold office until the 2015 Annual Meeting of Stockholders. For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement. For Against Abstain 3. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2012. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 3 7 4 2 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Pacific Time, on May 29, 2012. Vote by Internet • Go to www.envisionreports.com/ANAC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Notice of 2012 Annual Meeting of Stockholders 1020 East Meadow Circle, Palo Alto, CA 94303 Proxy Solicited by Board of Directors for Annual Meeting - May 30, 2012 at 7:30 a.m. local time David P. Perry, Geoffrey M. Parker, and Glen Y. Sato, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Anacor Pharmaceuticals, Inc. to be held on May 30, 2012 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in accordance with the instructions indicated hereon by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) P H A R M A C E U T I C A L S Proxy — Anacor Pharmaceuticals, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
  Why am I receiving these materials?
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  What am I voting on?
  What if another matter is properly brought before the meeting?
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  What is the quorum requirement?
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
PROPOSAL 1 ELECTION OF DIRECTORS
  NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2015 ANNUAL MEETING—CLASS II
  DIRECTOR CONTINUING IN OFFICE UNTIL THE 2013 ANNUAL MEETING—CLASS III
  DIRECTORS CONTINUING IN OFFICE UNTIL THE 2014 ANNUAL MEETING—CLASS I
DIRECTORS AND CORPORATE GOVERNANCE
  INDEPENDENCE OF THE BOARD OF DIRECTORS
  BOARD LEADERSHIP STRUCTURE
  ROLE OF THE BOARD IN RISK OVERSIGHT
  MEETINGS OF THE BOARD OF DIRECTORS
  INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
  Audit Committee
  Report of the Audit Committee of the Board of Directors
  Compensation Committee
  Compensation Committee Interlocks and Insider Participation
  Compensation Committee Report
  Nominating and Corporate Governance Committee
  STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
  CODE OF ETHICS
  DIRECTOR COMPENSATION
DIRECTOR COMPENSATION FOR 2011
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
  PRINCIPAL ACCOUNTANT FEES AND SERVICES
  PRE-APPROVAL POLICIES AND PROCEDURES
MANAGEMENT
  Executive Officers of the Company
  Key Employee of the Company
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table
  Grants of Plan-Based Awards Table
  Outstanding Equity Awards at December 31, 2011
  Option Exercises in 2011
  EQUITY COMPENSATION PLAN INFORMATION
  Pension Benefits
  Nonqualified Deferred Compensation
  Change of Control and Severance Agreements
  Estimated Change of Control and Severance Benefits
  Offer Letter Agreements
  Proprietary Information and Inventions Agreement
  401(k) Plan
  Limitation on Liability and Indemnification Matters
  Rule 10b5-1 Sales Plans
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
  RELATED-PERSON TRANSACTIONS PROCEDURES
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
  GlaxoSmithKline LLC
  Investors' Rights Agreement
  Other Transactions
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS